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                      FIRST AMENDMENT TO AGREEMENT FOR DEED

            THIS FIRST AMENDMENT (this "Amendment") is made and entered into as of this 28th day of February, 1995, by and between SANFORD TECHNOLOGY CORPORATION, a North Carolina corporation having an address c/o ESSEF Corporation, 220 Park Drive, Chardon, Ohio 44024 (the "Vendor"), APOGEE PLASTICS, INC., a Delaware corporation having offices at 1845 Holsonback Drive, Daytona Beach, Florida 32117 (the "Vendee"), and APOGEE ACQUISITION CORP., a Delaware corporation having offices at 1845 Holsonback Drive, Daytona Beach, Florida 32117 (the "Assignee").

                              W I T N E S S E T H:

            WHEREAS, Vendor and Vendee are parties to an Agreement for Deed dated as of June 18, 1991 (the "Agreement"), a Notice of which is recorded at Page 1547 Book 3647 in the Records of Volusa County, Florida; and

            WHEREAS, on the date hereof, Vendee is selling substantially all of its assets to Assignee, and Assignee is assuming certain obligations of Vendee, including but not limited to Vendee's rights and obligations under the Agreement as amended by this Amendment; and

            WHEREAS, the parties are entering into this Amendment in order to confirm such assignment and assumption, and to confirm and effect certain amendments respecting the Agreement required in connection with the said assignment and assumptions transactions;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

        1. Definitions. All capitalized terms used herein without definition have the respective meanings ascribed to them in the Agreement.

        2.  Modification of Payment Schedule.

            (a) Vendor and Vendee hereby acknowledge that, after giving effect to all payments heretofore made under the Agreement, the total outstanding balance of the obligations (principal, interest and other charges, other than property taxes) under the Agreement on the date hereof is in the amount of $4,600,000 (the "Outstanding Principal"). Such Outstanding Principal shall be payable in accordance with the further provisions of this paragraph 2.

            (b) On the date hereof, concurrently with execution and delivery of this Amendment, Vendee is paying to Vendor the sum of $750,000 (representing a portion of the proceeds received by Vendee from Assignee in connection with the assignment and assumption transactions), in reduction of the Outstanding Principal.

            (C) After giving effect to the payment pursuant to paragraph 2(b) above, the remaining principal balance of the obligations under the Agreement is $3,850,000 (the "Post-Closing Balance"), which shall be payable by Assignee in installments as follows:

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            (I)      Interest only, at the rate of 10% per annum, shall be
                     payable monthly in arrears on the first day of each calendar month commencing April 1, 1995 and continuing through and including March 1, 1996 (with the first such interest payment to include all unpaid accrued interest on the Post-Closing Balance from and after the date hereof);

            (ii) On March 1, 1996, the sum of $250,000 shall be due and payable in respect of the principal of the Post-Closing Balance;

           (iii)     On the first day of each calendar month commencing
                     April 1, 1996 and continuing monthly thereafter through and including February 1, 2000, there shall be due and payable the sum of $38,685.78 (subject to adjustment(s) in the event of any prepayment(s) of principal from time to time), representing level monthly payments of principal and interest (at 10% per annum) based on a fifteen-year level amortization schedule; and

            (iv) On March 1, 2000, there shall be due and payable a final payment in an amount equal to the entire unpaid principal balance and all unpaid accrued interest thereon (at the rate of 10% per annum).

            (d) Upon payment of the entire Post-Closing Balance and all interest thereon, Vendor shall effect the transfer of title to the Equipment and the Real Property to Assignee in accordance with the Agreement.

        3. Assignment To And Assumption By Assignee. On the date hereof, simultaneous with the payment by Vendee to Vendor pursuant to paragraph 2(b) above, Assignee is acquiring and assuming all rights and obligations of Vendee under the Agreement (as amended by this Amendment), and Vendor hereby consents to such assignment and assumption. In order to induce Assignee to effect such assignment and assumption, Vendor hereby confirms that, to the best of Vendor's knowledge, without independent investigation, there does not exist on the date hereof any Default or any event or condition which, with notice, lapse of time or both, would constitute a Default, or any other event or condition such as would entitle any person to disturb the peaceful enjoyment and use by Assignee of the Equipment and the Real Property from and after the effectiveness of such assignment and assumption. From and after the date hereof, Assignee will faithfully perform all obligations of Vendee under the Agreement (as amended hereby) as if Assignee were expressly named as the "Vendee" therein, and Vendor will look solely to Assignee for the performance of such ongoing obligations.

        4. No Other Consent Required. Vendor hereby represents and warrants that no consent is required from any mortgagee or lienholder (including but not limited to Ameritrust

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            or any "Banks" as described in the Agreement) in respect of the Real
            Property or the Equipment, in connection with the transactions pursuant to this Amendment.

        5. Waiver of Prior Defaults. Vendor hereby waives any and all payment defaults now or heretofore existing under the Agreement, and Vendor will not undertake to terminate the Agreement or otherwise assert or enforce any of such waived defaults; provided, however, that for purposes of Section 13(C) of the Agreement, such waiver will not affect the fact that Vendee has failed to make 2 or more payments within the preceding 24 months.

        6. Limitation on Dividend Payments. Assignee hereby agrees that it will not pay any dividends (other than dividends entirely in capital stock of Assignee) on any of its capital stock if there shall be any continuing Default under the Agreement at the time of the payment of such non-stock dividend, or if a Default under the Agreement would occur upon or by reason of the payment of such non-stock dividend.

        7. Recording. This Amendment or a notice of this Amendment will be filed for recording. Assignee shall be responsible for any and all documentary stamp taxes and/or recording fees payable with respect to such recording.

        8. No Novation. None of the amendments effected by this Amendment constitutes or shall constitute a novation of any of the obligations outstanding under the Agreement on the date hereof.

        9. Ongoing Force and Effect. Except as and to the extent provided in this Amendment, all covenants, terms and conditions of the Agreement shall remain unchanged and in full force and effect, including without limitation, Vendor's interest in the Real Property and the Equipment.

        10. Financing Statements. Prior to execution, Assignee has delivered to Vendor for filing properly executed UCC-1 statements with respect to the Equipment. Assignee represents that Vendor's interest in the Equipment is subject to no superior lien or interest created by Assignor or Assignee.

        11. Miscellaneous.

        (a) This Amendment shall be governed by and construed in accordance with the laws of the State of Florida.

        (b) Neither this Amendment nor any provision hereof (nor, from and after the date hereof, the Agreement or any provision thereof) may be waived, amended or modified except by means of a written agreement signed by Vendor and Assignee, and then only in the specific instance and

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                     for the specific purpose stated therein.

            (C) This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

            (d) The paragraph headings in this Agreement are included for convenience of reference only, and shall not affect the construction or interpretation of any of the provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first set forth above.

                                                  SANFORD TECHNOLOGY CORPORATION

                                                  BY:  Theodore Havens
                                                       -------------------------
                                                  TITLE: Treasurer

                                                  APOGEE PLASTICS, INC.

                                                  BY:  Richard Jones
                                                       -------------------------
                                                  TITLE: Chief Financial Officer

                                                   APOGEE ACQUISITION CORP.

                                                   BY: Michael Gibbs
                                                       -------------------------
                                                   TITLE:


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